Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form S-1 of our report dated October 13, 2017 relating to the consolidated financial statements of Datasea, Inc. and Subsidiaries as of June 30, 2017 and for the year then ended.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

Flushing, New York
December 5, 2017